UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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CTI Industries Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CTI INDUSTRIES CORPORATION
22160 North Pepper Road
Barrington, Illinois 60010

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO
BE HELD ON JUNE 5, 2009

To:         Shareholders of CTI Industries Corporation

The annual meeting of the shareholders of CTI Industries Corporation will be held at the offices of the Company, 22160 N. Pepper Road, Lake Barrington, Illinois 60010, on June 5, 2009, at 9:00 a.m., Central Standard Time, for the following purposes:

1.	To elect 7 directors to hold office during the year following the annual meeting or until their successors are elected (Item No. 1 on proxy card);

2.	To approve the 2009 Stock Incentive Plan (Item No. 2 on proxy card).

3.	To ratify the appointment of Blackman Kallick, L.L.P. as auditors of the Corporation for 2009 (Item No. 3 on proxy card); and

4.	To transact such other business as may properly come before the meeting.

The close of business on April 8, 2009, has been fixed as the record date for determining the shareholders entitled to receive notice of and to vote at the annual meeting.

BY ORDER OF THE BOARD OF DIRECTORS

April 30, 2009	/s/Stephen M. Merrick
Stephen M. Merrick, Secretary

YOUR VOTE IS IMPORTANT

It is important that as many shares as possible be represented at the annual meeting.  Please date, sign, and promptly return the proxy in the enclosed envelope.  Your proxy may be revoked by you at any time before it has been voted.

CTI INDUSTRIES CORPORATION
22160 North Pepper Road
Barrington, Illinois 60010

PROXY STATEMENT

Information Concerning the Solicitation

This statement is furnished in connection with the solicitation of proxies to be used at the Annual Shareholders Meeting (the “Annual Meeting”) of CTI Industries Corporation (the “Company”), an Illinois corporation, to be held at 9:00 a.m. Central Daylight Savings Time on June 5, 2009, at 22160 N. Pepper Road, Lake Barrington, Illinois 60010.  The proxy materials are being mailed to shareholders of record at the close of business on May 6, 2009.

The solicitation of proxies in the enclosed form is made on behalf of the Board of Directors of the Company.

The cost of preparing, assembling and mailing the proxy material and of reimbursing brokers, nominees and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares held of record by such persons will be borne by the Company.  The Company does not intend to solicit proxies otherwise than by use of the mail, but certain officers and regular employees of the Company or its subsidiaries, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies.

Quorum and Voting

Only shareholders of record at the close of business on April 8, 2009, are entitled to vote at the Annual Meeting.  There are 2,808,720 shares of Common Stock presently outstanding.  Each share has one vote.  A simple majority of the outstanding shares of Common Stock is required to be present in person or by proxy at the meeting for there to be a quorum for purposes of proceeding with the Annual Meeting.  Seven directors will be elected by the Company's Common Stockholders at this meeting.  The Common Stock does not possess cumulative voting rights, and the election of directors will be by the vote of a majority of shares of Common Stock present in person or by proxy at the Annual Meeting.  The approval of the 2009 Stock Incentive Plan will require the affirmative vote of a majority of the shares voted on the proposal at the meeting.  The ratification of auditors will require the vote of a simple majority of the shares of Common Stock present at the Annual Meeting by person or proxy.   Abstentions and withheld votes have the effect of votes against these matters.  Broker non-votes (shares of record held by a broker for which a proxy is not given) will be counted for purposes of determining shares outstanding for purposes of a quorum, but will not be counted as present for purposes of determining the vote on any matter considered at the meeting.

A shareholder signing and returning a proxy on the enclosed form has the power to revoke it at any time before the shares subject to it are voted by notifying the Secretary of the Company in writing.  If a shareholder specifies how the proxy is to be voted with respect to any of the proposals for which a choice is provided, the proxy will be voted in accordance with such specifications.  If a shareholder fails to so specify with respect to such proposals, the proxy will be voted “FOR” the nominees for directors contained in these proxy materials, “FOR” proposal 2, and “FOR” proposal 3.

Stock Ownership by Management and Others

The following table provides information concerning the beneficial ownership of the Company’s Common Stock by each director and nominee for director, certain executive officers, and by all directors and officers of the Company as a group as of April 8, 2009.  In addition, the table provides information concerning the current beneficial owners, if any, known to the Company to hold more than 5 percent of the outstanding Common Stock of the Company.

The amounts and percentage of stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission (“SEC”) governing the determination of beneficial ownership of securities.  Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to dispose of or to direct the disposition of such security.  A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days after April 8, 2009. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest.  The percentage of Common Stock beneficially owned is based on 2,808,720 shares of Common Stock currently outstanding.

Name and Address Directors and Officers (1)	Shares of Common Stock Beneficially Owned (2)		Percent of Common Stock
Stephen M. Merrick	721,858	(3)	24.21	% (4)
John H. Schwan	704,905	(5)	24.05	% (4)
Howard W. Schwan	212,671	(6)	7.35	% (4)
Tim Patterson	20,198	(7)	*
Samuel Komar	11,250	(8)	*
Stanley M. Brown 4227 United Parkway Schiller Park, IL 60176	10,032	(9)	*
Bret Tayne 6834 N. Kostner Avenue Lincolnwood, IL 60712	9,691	(10)	*
John Collins 262 Pine Street Deerfield, IL 60015	2,750	(11)	*
Phil Roos 680 State Circle Ann Arbor, MI 48108	625	(12)	*
All Current Directors and Executive Officers as a group (10 persons)	1,693,980		57.55	% (4)

*           Less than one percent

(1)	Except as otherwise indicated, the address of each stockholder listed above is c/o CTI Industries Corporation, 22160 North Pepper Road, Barrington, Illinois 60010.
(2)
A person is deemed to be the beneficial owner of securities that can be acquired within 60 days from the date set forth above through the exercise of any option, warrant or right. Shares of Common Stock subject to options, warrants or rights that are currently exercisable or exercisable within 60 days are deemed outstanding for purposes of computing the percentage ownership of the person holding such options, warrants or rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(3)
Includes 549,097 shares held in the name of The Merrick Company LLC of which Mr. Merrick is a principal owner, warrants to purchase up to 151,515 shares of Common Stock at $3.30 per share and 20,000 shares of Common Stock at $4.80 per share.  Also, includes options to purchase up to 750 shares of Common Stock at $5.14 per share and 500 shares at $1.94 per share granted under the Company’s 2007 Stock Option Plan.

(4)	Assumes the exercise of all warrants and options owned by the named person into shares of Common Stock.
(5)
Includes warrants to purchase up to 101,515 shares of Common Stock at $3.30 per share and 20,000 shares of Common Stock at $4.80 per share.  Also, includes options to purchase up to 750 shares of Common Stock at $5.14 per share and 500 shares at $1.94 per share granted under the Company’s 2007 Stock Option Plan.

(6)
Includes warrants to purchase up to 50,000 shares of Common Stock at $3.30 per share, options to purchase up to 23,810 shares of Common Stock at $1.89 per share granted under the Company’s 1999 Stock Option Plan, options to purchase up to 5,000 shares of Common Stock at $5.14 per share and 6,250 shares at $1.94 per share granted under the Company’s 2007 Stock Option Plan.

(7)
Includes options to purchase up to 10,000 of Common Stock at $2.88 per share granted under the Company’s 2002 Stock Option Plan and options to purchase up to 2,500 shares of Common Stock at $4.67 per share granted under the Company’s 2007 Stock Option Plan.

(8)
Includes options to purchase 7,500 shares of Common Stock at $2.88 per share granted under the Company’s 2002 Stock Option Plan and options to purchase up to 2,500 shares of Common Stock at $4.67 per share and 1,250 shares at $1.76 per share granted under the Company’s 2007 Stock Option Plan.

(9)
Includes options to purchase up to 1,000 shares of Common Stock at $2.88 per share granted under the Company’s 2002 Stock Option Plan, options to purchase up to 1,250 shares of Common Stock at $4.67 per share and 500 shares at $1.76 granted under the Company’s 2007 Stock Option Plan.

(10)
Includes options to purchase 1,000 shares of Common Stock at $2.88 per share granted under the Company’s 2002 Stock Option Plan, options to purchase 1,250 shares of Common Stock at $4.67 per share and 500 shares at $1.76 granted under the Company’s 2007 Stock Option Plan.

(11)
Includes options to purchase up to 1,000 shares of Common Stock at $2.88 per share granted under the Company’s 2002 Stock Option Plan, options to purchase up to 1,250 shares of Common Stock at $4.67 per share and 500 shares at $1.76 granted under the Company’s 2007 Stock Option Plan.

(12)	Includes options to purchase up to 625 shares of Common Stock at $4.97 per share granted under the Company’s 2007 Stock Option Plan.

PROPOSAL ONE  - ELECTION OF DIRECTORS

Seven directors will be elected at the Annual Meeting to serve for one-year terms expiring on the date of the Annual Meeting in 2010.  All directors will be elected by holders of the Company’s Common Stock.  Each director elected will continue in office until a successor has been elected.  If a nominee is unable to serve, which the Board of Directors has no reason to expect, the persons named in the accompanying proxy intend to vote for the balance of those named and, if they deem it advisable, for a substitute nominee.

THE BOARD OF DIRECTORS RECOMMENDS SHAREHOLDERS VOTE “FOR” THE SEVEN NOMINEES FOR DIRECTOR NAMED IN PROPOSAL ONE.

Information Concerning Nominees

The following is information concerning nominees for election as directors of the Company as of April 30, 2009. Messrs. John Schwan, Howard Schwan, Merrick, Brown, Collins, Tayne and Roos are presently directors of the Company.

JOHN H. SCHWAN, age 65, Chairman and Executive Vice President.  Mr. Schwan has been an officer and director of the Company since January 1996.  Until March 2006, Mr. Schwan was an executive officer of Rapak, L.L.C. or affiliated companies for over 15 years. Mr. Schwan has over 30 years of general management experience, including manufacturing, marketing and sales. Mr. Schwan served in the U.S. Army from 1966 to 1971, 1st Air Cavalry Division in Vietnam from 1968 to 1969.  Mr. Schwan has a BA from North Park University.

HOWARD W. SCHWAN, age 54, President. Mr. Schwan has been associated with the Company for 28 years, principally in the management of the production and engineering operations of the Company. Mr. Schwan was appointed as Vice President of Manufacturing in November, 1990, was appointed as a director in January, 1996, and was appointed as President in June, 1997.

John Schwan and Howard Schwan are brothers.

STEPHEN M. MERRICK, age 67, Executive Vice President, Chief Financial Officer, and Secretary. Mr. Merrick was President of the Company from January 1996 to June 1997 when he became Chief Executive Officer of the Company.  In October 1999, Mr. Merrick became Executive Vice President. Mr. Merrick is of Counsel to the law firm of Vanasco Genelly & Miller of Chicago, Illinois and has been engaged in the practice of law for more than 40 years. Mr. Merrick is also Senior Vice President, Director and a member of the Management Committee of Reliv International, Inc. (Nasdaq), a manufacturer and direct marketer of nutritional supplements and food products.

STANLEY M. BROWN, age 63, Director. Mr. Brown was appointed as a director of the Company in January 1996. Since March 1996, Mr. Brown has been President of IRSI, Inc., a manufacturer and lessor of in-room vending systems for hotels and of inventory control equipment for manufacturers.  From 1968 to 1989, Mr. Brown was with the United States Navy as a naval aviator, achieving the rank of Captain.

BRET TAYNE, age 50, Director. Mr. Tayne was appointed as a director of the Company in December 1997. Mr. Tayne has been the Managing Director of Intrepid Tool Industries, LLC, which is a successor to Everede Tool Company, a manufacturer of industrial cutting tools, since January 1992. Prior to that, Mr. Tayne was Executive Vice President of Unifin, a commercial finance company, since 1986. Mr. Tayne received a Bachelor of Science degree from Tufts University and an MBA from Northwestern University.

JOHN I. COLLINS, age 48, Director.  Mr. Collins is the Chief Administrative Officer and the former Chief Financial Officer of Members United Corporate Federal Credit Union (“Members”), a $15 billion wholesale financial institution located in Warrenville, Illinois.  Prior to his affiliation with Members in 2001, Mr. Collins was employed as both a Controller and Chief Financial Officer by Great Lakes Credit Union (“GLCU”), a $425 million financial institution located in North Chicago, Illinois.  Mr. Collins is currently the President of the Illinois Credit Union Executives Society, a board member of Member Health Network, wholly owned subsidiary of Members providing health banking and a former member of the Chicago Federal Reserve Bank Advisory Group.  Mr. Collins received a Bachelor of Arts degree in Economics, History and English from Ripon College, and a Masters in Business Administration from Emory University.  Mr. Collins has also participated in the Kellogg Management Institute and the Consumer Marketing Strategy programs at Northwestern University on a post-graduate basis.

PHIL ROOS, age 48, Director.  Mr. Roos was appointed as a Director of the Company on April 14, 2008.  He has been the President and Chief Executive Officer of Arbor Strategy Group, Ann Arbor, Michigan, since 1998.  Arbor Strategy Group, a strategic brand innovation consulting firm, was acquired by GfK Strategic Innovation in August 2008.  Mr. Roos is now Managing Director of GfK Strategic Innovation, the strategic innovation consulting arm of GfK Custom Research North America.  Prior to Arbor Strategy Group, Mr. Roos was engaged in various positions in marketing, marketing consulting and brand management.  He is a Certified Public Accountant and earned a BBA Degree from the University of Michigan and an MBA from Harvard University.

Executive Officers Other Than Nominees

SAMUEL KOMAR, age 52, Vice President of Marketing & Creative. Mr. Komar has been employed by the Company since March of 1998, and was named Vice-President of Marketing & Creative in September of 2001. Mr. Komar has worked in sales for more than 25 years, and prior to his employment with the Company, Mr. Komar was with Bob Gable & Associates, a sporting goods manufacturer sales agency.  Mr. Komar received a Bachelor of Science Degree in Business Administration and Marketing from Indiana University.

TIMOTHY PATTERSON, age 48, Vice President of Finance and Administration. Mr. Patterson has been employed by the Company as Vice President of Finance and Administration since September, 2003. Prior to his employment with the Company, Mr. Patterson was Manager of Controllers for the Thermoforming Group at Solo Cup Company for two years. Prior to that, Mr. Patterson was Manager of Corporate Accounting for Transilwrap Company for three years. Mr. Patterson received a Bachelor of Science degree in finance from Northern Illinois University and an MBA from the University of Illinois at Chicago.

Committees of the Board of Directors

The Company's Board of Directors has standing Audit, Compensation and Nominating and Governance Committees. The Board of Directors met four times during 2008.  No director attended less than 75% of the combined Board of Directors and Committee meetings.  The Board has determined that each of Stanley M. Brown, Bret Tayne, John I. Collins and Phil Roos are independent based on the application of the rules and standards of The Nasdaq Stock Market.

The Compensation Committee is composed of Stanley M. Brown (Chairman), John I. Collins and Phil Roos.  The Compensation Committee reviews and makes recommendations to the Board of Directors concerning the compensation of officers and key employees of the Company. The Compensation Committee met four times during 2008.

The Nominating and Governance Committee is composed of Phil Roos (Chairman), Stanley M. Brown and Bret Tayne.  The Nominating and Governance Committee identifies and reviews potential candidates for the Board of Directors and makes recommendations concerning potential candidates for the Board of Directors of the Company.  The Nominating and Governance Committee met two times during 2008.

Audit Committee

Since 2000, the Company has had a standing Audit Committee, which is presently composed of Mr. Tayne (Chairman), Mr. Roos, and Mr. Collins.  Each of the members of the Audit Committee is independent based on the application of the rules and standards of The Nasdaq Stock Market and Rule 10a-3(b) under the Securities Exchange Act of 1934. Mr. Collins has been designated as, and is, the Company’s “Audit Committee Financial Expert” in accordance with Item 407(d) of Regulation S-K and meets the requirements for an audit committee expert as set forth in that item. The Audit Committee held four meetings during fiscal year 2008, including quarterly meetings with management and independent auditors to discuss the Company’s financial statements. The Company’s Board of Directors has adopted a written charter, as amended, for the Company’s Audit Committee, a copy of which has been posted and can be viewed on the Company’s Internet website at http://www.ctiindustries.com under the section entitled “Investor Relations.”  In addition, the Audit Committee has adopted a complaint monitoring procedure to enable confidential and anonymous reporting to the Audit Committee of concerns regarding, among other things, questionable accounting or auditing matters.

Nominating and Governance Committee

In 2005, the Company established a Nominating and Governance Committee.  The Nominating and Governance Committee consists of three directors, Phil Roos, Stanley Brown and Bret Tayne.  The Nominating and Governance Committee does not have a charter.  The Board of Directors has determined that each of the members of the Nominating and Governance Committee is independent as defined in the listing standards for the Nasdaq Stock Market.

The Nominating and Governance Committee has not adopted a formal policy with regard to consideration of director candidates recommended by security holders.  The Company believes that continuing service of qualified incumbent members of the Board of Directors promotes stability and continuity at the Board level contributes to the Board’s ability to work as a collective body and provides the benefit of familiarity and insight into the Company’s affairs.  Accordingly, the process of the Nominating and Governance Committee for identifying nominees reflects the Company’s practice of re-nominating incumbent directors who continue to satisfy the criteria for membership on the Board.  For vacancies that are anticipated on the Board of Directors, the Nominating and Governance Committee intends to seek out and evaluate potential candidates from a variety of sources that may include recommendations by security holders, members of management, the Board of Directors, consultants and others.  The minimum qualifications for potential candidates for the Board of Directors include demonstrated business experience, decision-making abilities, personal integrity and a good reputation.  It is believed that a formal policy and procedure with regard to consideration of director candidates recommended by security holders is not necessary in order for the Nominating and Governance Committee to perform its duties.

Compensation Committee

The Compensation Committee consists of three directors: Stanley M. Brown (Chairman), John I. Collins and Phil Roos.  The Board has determined that each of the members of the Compensation Committee is independent as defined in the listing standards for the Nasdaq Stock Market.  The Compensation Committee reviews and acts on the Company’s executive compensation and employee benefit plans, including their establishment, modification and administration.  It also recommends to the Board of Directors the compensation of the Chief Executive Officer and certain other executive officers.  The Compensation Committee has a charter which has been posted and can be viewed on the Company’s Internet website at http://www.ctiindustries.com under the section entitled “Investor Relations.”

COMPENSATION OF DIRECTORS AND OFFICERS

Summary Compensation Table

The following table sets forth summary compensation information with respect to the Principal Executive Officer, Principal Financial Officer and each of the other highly compensated executive officers who were officers at December 31, 2008.  These individuals, including the Principal Executive Officer and Principal Financial Officer, are collectively referred to in this proxy statement as the Named Executive Officers.

SUMMARY COMPENSATION
TABLE

				Non-Equity	All Other
			Option	Incentive Plan	Compensation
Name/Title	Year	Salary	Awards (1)	Compensation (2)	(3,4,5)	Total

Howard W. Schwan	2008	$184,580	$9,185	$13,976	$18,383	$226,124
President	2007	$176,123	$1,833	$20,506	$29,009	$227,471

John H. Schwan	2008	$119,471	$1,328	$12,729	$10,605	$144,133
Chairman; Vice President	2007	$82,577	$275	$17,943	$8,755	$109,550

Stephen M. Merrick	2008	$94,971	$1,328	$12,729	$0	$109,028
CFO; Executive Vice President	2007	$84,700	$275	$17,943	$0	$102,918

Samuel Komar	2008	$127,830	$4,380	$10,482	$6,690	$149,382
Vice President-Marketing	2007	$121,969	$917	$15,380	$11,532	$149,798

Timothy Patterson	2008	$115,274	$4,380	$10,482	$7,214	$137,350
Vice President-Finance	2007	$109,977	$917	$15,380	$12,121	$138,395

Brent Anderson (6)	2008	$130,489	$4,380	$10,482	$5,808	$151,159
Vice President-General	2007	$124,469	$917	$15,380	$13,215	$153,981
Manager, Bag Division

(1)	Reflects the compensation expense recognized in 2008 and 2007 for stock option awards under SFAS 123R as reported in the Company's audited financial statements.
(2)	Amounts determined under the Company's incentive compensation program.
(3)	Amounts for 2008 include matching 401(k) contributions as follows: Howard W. Schwan $7,383, John H. Schwan $4,605, Samuel Komar $5,021, Timothy Patterson $4,892, Brent Anderson $5,220.
(4)	Amounts for 2008 include life insurance premiums paid for Howard W. Schwan of $5,000, Samuel Komar of $1,669, Timothy Patterson of $2,322 and Brent Anderson of $588.
(5)	Amounts for 2008 include country club dues for Howard W. Schwan of $6,000 and John H. Schwan of $6,000.
(6)	Brent Anderson resigned as of March 21, 2009.

Narrative Disclosure For Summary Compensation Table

Employment Agreements with Our Named Executive Officers. In June 1997, the Company entered into an Employment Agreement with Howard W. Schwan as President, which provides for an annual salary of not less than $135,000. The term of the Agreement was through June 30, 2002, and is automatically renewed thereafter for successive one-year terms. The Agreement contains covenants of Mr. Schwan with respect to the use of the Company’s confidential information, establishes the Company’s right to inventions created by Mr. Schwan during the term of his employment, and includes a covenant of Mr. Schwan not to compete with the Company for a period of three years after the date of termination of the Agreement.

Information Relating to Cash Incentives and Stock and Option Awards.  On April 27, 2007 the Board of Directors approved and adopted an Incentive Compensation Plan to provide incentive compensation awards to executives of the Company based on profitability.  Under the Incentive Compensation Plan, designated Named Executive Officers and several other executive and managerial officers participate in incentive compensation payments, determined on a quarterly and annual basis, which are based upon the profits of the Company for the period if the profits exceed a designated threshold profit for any quarter of $100,000 and, for the year, of $250,000.  Pool I of the Plan covers senior executive officers and Pool II covers other executives and managers who are participant.  We believe such incentive compensation motivates participants to achieve strong profitability, which is viewed as the most significant element of corporate performance, provides rewards for strong corporate performance and aligns staff incentive with interests of the shareholders.

Each of the Named Executives participated in the incentive compensation program of the Company during 2007 and 2008.  The amount shown as Non-Equity Incentive Compensation represents amounts earned by each of the Named Executives under that program during 2007 and 2008.

Long-term incentive awards have been granted to executives under the 2007 Stock Incentive Plan.  Stock option grants are determined from time to time by the Compensation Committee.  The actual grant for each executive is determined taking into consideration (i) individual performance, (ii) corporate performance and (iii) prior grants to, or stock ownership of the Company by, the executive.  Generally, stock options are granted with an exercise price equal to or greater than the closing price of the Company’s Common Stock on The Nasdaq Stock Market on the date of the grant.  Stock options generally are exercisable within 10 years from the date of grant.

During 2007, the Company issued 74,000 stock options from the 2007 Plan, of which options to purchase 31,500 shares were issued to the Named Executive Officers and options to purchase 10,000 shares were issued to the independent directors.

During 2008, the Company issued 77,500 stock options from the 2007 Plan, of which options to purchase 42,000 shares were issued to Named Executive Officers and options to purchase 10,500 shares were issued to independent directors.

All of the stock options issued under the 2007 Stock Option Plan were for a four-year term. The options become exercisable with respect to the following vesting table below:

Amount	Years After
Vesting	Grant Date
25%	0.5
25%	1.0
25%	2.0
25%	3.0

The policy of the Compensation Committee with respect to the timing of stock option awards is as follows:  (i) all awards shall be dated and issued as of the date they are approved by the Compensation Committee and (ii) generally, the Compensation Committee will expect to make awards annually during May of each year after the release of financial information for the first quarter.  In 2007, stock option awards were made in October.

Outstanding Equity Awards at December 31, 2008

The following chart sets forth all outstanding equity awards to named executive officers as of December 31, 2008.  All awards are in the form of options to purchase Common Stock of the Company.

OUTSTANDING EQUITY AWARDS

	Option Awards
	Number of Securities Underlying		Option	Option
	Unexercised Options (#)		Exercise	Expiration
Name	Exercisable	Unexercisable	Price ($)	Date
Howard W. Schwan	23,810	-	$1.89	3/6/2010	(1)
	5,000	5,000	$5.14	10/1/2011	(2)
	-	25,000	$1.94	11/18/2012	(3)

John H. Schwan	750	750	$5.14	10/1/2011	(2)
	-	2,000	$1.94	11/18/2012	(3)

Stephen M. Merrick	750	750	$5.14	10/1/2011	(2)
	-	2,000	$1.94	11/18/2012	(3)

Samuel Komar	7,500	-	$2.88	12/30/2015	(1)
	2,500	2,500	$4.67	10/1/2011	(2)
	-	5,000	$1.76	11/18/2012	(3)

Timothy Patterson	2,500	2,500	$4.67	10/1/2011	(2)
	-	5,000	$1.76	11/18/2012	(3)

Brent Anderson	17,858	-	$1.47	12/27/2011	(1)
	10,000	-	$2.88	12/30/2015	(1)
	2,500	2,500	$4.67	10/1/2011	(2)
	-	5,000	$1.76	11/18/2012	(3)

(1)	Each of the stock options granted to the Named Executive Officers was fully vested on the date of grant.
(2)	Each of the stock options granted to the Named Executive Officers vests in one-quarter incrementson each of April 1, 2008, October 1, 2008, October 1, 2009, and October 1, 2010.
(3)	Each of the stock options granted to the Named Executive Officers vests in one-quarter incrementson each of May 18, 2009, November 18, 2009, November 18, 2010, and November 18, 2011.

The Company has not issued stock awards.

Retirement Benefits

           The Company maintains a 401(k) employee savings plan in which all salaried employees are eligible to participate.  The plan is a tax qualified retirement plans.

Under the 401(k) Plan, employees may contribute up to 15% of their eligible compensation to the Plan and the Company will contribute a matching amount to the Plan each year.   The federal statutory limit for eligible compensation in 2008 was $225,000.  Participating employees may direct the investment of individual and company contributions into one or more of the investment options offered by the Plan.  Under the terms of the Plan, the Company makes a matching contribution equal to 100% of employee contributions that do not exceed 3% of eligible compensation plus 50% of employee contributions between 3% and 5% of eligible compensation.  The Company’s contributions to the 401(k) plan totaled approximately $118,000 in 2008, which is allocated to participants subject to the vesting requirements of the Plan.

Director Compensation

The following table sets forth the compensation of directors of the Company during the year ended December 31, 2008:

DIRECTOR COMPENSATION TABLE
	Director's	Option	All other
Name	Fees	Awards (1)	compensation	Total
Stanley Brown	$12,500	$2,080	-	$14,580

Bret Tayne	$12,500	$2,080	-	$14,580

Phil Roos	$8,500	$7,900	-	$16,400

John I. Collins	$12,500	$2,080	-	$14,580

(1)	Represents the full grant date fair value of the equity based options issued in 2008,computed in accordance with SFAS 123R.

Narrative Description of Director Compensation

Non-management members of the Board of Directors will receive a monthly fee of $750 plus $500 for each meeting of the Board of Directors or any Committee of the Board attended.  The Chairman of the Audit Committee will receive $750 for each meeting of the Audit Committee in lieu of the $500 meeting fee.

In October 2007, Stanley Brown, Bret Tayne, and John Collins were awarded an option to purchase up to 2,500 shares of Common Stock of the Company.  In October 2008, Phil Roos was awarded an option to purchase up to 2,500 shares of Common Stock of the Company.  In November 2008, Stanley Brown, Bret Tayne, and John Collins were awarded an option to purchase up to 2,000 shares of Common Stock of the Company.  The option terms and the vesting periods are described in the Narrative Disclosure to the Summary Compensation Table.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and with the Nasdaq Stock Market. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of such forms furnished to the Company, or written representations that no Form 5’s were required, the Company believes that during calendar year 2008, all Section 16(a) filing requirements applicable to the officers, directors and ten-percent beneficial shareholders were compliant.

Code of Ethics

The Company has adopted a code of ethics that applies to its senior executive and financial officers. The Company’s Code of Ethics seeks to promote (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, (ii) full, fair, accurate, timely and understandable disclosure of information to the Commission, (iii) compliance with applicable governmental laws, rules and regulations, (iv) prompt internal reporting of violations of the Code to predesignated persons, and (v) accountability for adherence to the Code.  A copy of the Code of Ethics has been posted and may be viewed on the Company’s Internet website at http://www.ctiindustries.com under the heading “Investor Relations.” The Company will provide to any person without charge upon request a copy of the Code of Ethics.  You may make such request by sending a written request to the Corporate Secretary at 22160 N. Pepper Road, Lake Barrington, Illinois 60010 and providing a return address.

Certain Relationships and Related Transactions

Stephen M. Merrick, Executive Vice President and Secretary of the Company, is of Counsel to Vanasco Genelly & Miller, a law firm who provided services to the Company in 2008. In addition, Mr. Merrick is a principal stockholder of the Company.  Legal fees incurred with this firm or predecessor, were $174,000 and $106,000 for the years ended December 31, 2008 and 2007, respectively.

John H. Schwan is principal of Shamrock Packaging and affiliated companies. The Company made purchases of packaging materials from Shamrock of approximately $824,000 and $622,000 during the years ended December 31, 2008 and 2007, respectively.

John H. Schwan, Chairman of the Company, and Howard Schwan, President, are the brothers of Gary Schwan, one of the owners of Schwan Incorporated which provides building maintenance and remodeling services to the Company.  The Company made purchases from Schwan Incorporated of approximately $142,000 and $111,000 during the years ended December 31, 2008 and 2007, respectively.

In February 2003, the Company received $1,630,000 from certain shareholders in exchange for (a) two year 9% subordinated notes, and (b) five year warrants to purchase 163,000 common shares at $4.87 per share. The proceeds were to (i) re-finance the bank loan of CTI Mexico in the amount of $880,000 and (ii) to provide financing for CTI Mexico and Flexo Universal. The value of the warrants was $460,000 calculated using Black-Scholes option pricing formula. The Company applied the discount against the subordinated debt. The discount is being amortized using the effective interest method to interest expense over the term of the debt. These loans are subordinated to the Bank debt of the Company.  On February 8, 2008 those shareholders exercised these warrants in exchange for a reduction on these notes of $794,000.

During the period from January 2003 to the present, John H. Schwan, Chairman of the Company, and Stephen M. Merrick, Executive Vice President and Chief Financial Officer have made loans to the Company and to Flexo which have outstanding balances, for the Company of $2,267,000 and $2,973,000 (net of discount of $185,000) and for Flexo of $858,000 and $858,000 as of December 31, 2008 and 2007, respectively.  Interest paid to related parties, principally Mr. Schwan and Mr. Merrick, with respect to various loans and advances made by them to the Company and its subsidiaries during 2008 and 2007 was $414,000 and $299,000, respectively.

The Company believes that each of the transactions set forth above were entered into, and any future related party transactions will be entered into, on terms as fair as those obtainable from independent third parties.

PROPOSAL TWO – APPROVAL OF 2009 STOCK INCENTIVE PLAN

On April 10, 2009, the Board of Directors approved a 2009 Stock Incentive Plan (the “Plan”) and authorized the Plan to be submitted to the shareholders of the Company for approval.  The Plan authorizes the issuance of awards for up to 250,000 shares our common stock in the form of incentive stock options, non-statutory stock options, restricted stock awards and unrestricted stock awards.  To date, no awards have been made under the Plan and no awards will be made unless and until the Plan is approved by the shareholders.  The purposes of the Plan is to further align the interests of our current and future directors, executive officers and other employees with the interests of our stockholders by giving them an opportunity to acquire an ownership interest (or increase an existing ownership interest) in the Company through the acquisition of common stock.  The Board of Directors believes that establishing the Plan and making available awards as provided in the Plan will assist the Company in attracting and retaining key employees by enabling us to offer competitive compensation.

If the Plan is approved by the shareholders, we plan to file, as soon as practicable, a registration statement covering the 250,000 shares issuable under the Plan.  Except in the case of shares issued to our affiliates, as defined in the Securities Act of 1933 and regulations thereunder, the shares of common stock issued under the Plan will be freely tradable in the public market if they are issued while a registration statement is effective.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL TWO TO APPROVE THE 2009 STOCK INCENTIVE PLAN

Description of the Plan

The Plan authorizes the issuance of awards for up to 250,000 shares of common stock of the Company in the form of incentive stock options, non-statutory stock options, restricted stock awards and unrestricted stock awards to officers, directors and employees of, and consultants and advisors to, the Company or its affiliates.  A copy of the Plan is included with this Proxy Statement as Schedule A.

Administration of the Plan.  The Plan will be administered by the Compensation Committee of the Company who is authorized to select the persons who will receive awards, determine the number of shares to be covered by any award and to determine and modify the terms and conditions and restrictions of the award consistent with the Plan.

Awards Issuable under the Plan.  The Plan authorizes the issuance of awards of, or permitting the purchase of, up to 250,000 shares of common stock of the Company, in the aggregate.  In the event that there is a stock dividend, stock split or other similar change in capitalization after the Plan is approved, the Compensation Committee may make appropriate adjustments in the awards or stock to be issued with respect to them. The awards may be in the form of incentive stock options, non-statutory stock options, restricted stock awards or unrestricted stock awards.  Incentive stock options may be granted only to persons who are officers or employees of the Company on the date of the grant.  The exercise price per share for stock options granted under the Plan shall not be less than 100% of the fair market value (the closing price per share on the market) of the common stock on the date of the grant; provided that, if any recipient of an award owns more than 10% of the common stock of the Company, the options price shall not be less than 110% of the fair market value on the date of the grant.  The term of options shall be as provided by the Compensation Committee but in no event more than 10 years from the date of the grant (5 years with respect to holders of more than 10% of the common stock).  Stock options will become vested and exercisable at such times, and on such terms, as the Compensation Committee shall provide in each case.  Generally, stock options will not be transferable except by will or laws of descent.

The Compensation Committee may also issue restricted stock awards under the Plan which entitle the recipient to acquire, for such purchase price, if any, shares of common stock of the Company subject to such restrictions and conditions as the Compensation Committee shall determine at the time of the grant, including continued employment or achievement of specified performance goals or objectives.  The recipient of a restricted stock award becomes a shareholder at the time he or she has accepted the award, signing and delivering to the Company an agreement respecting the award, and makes payment to the Company of any amount to be paid with respect to the award.  Shares issued under a restricted stock award by not be sold or transferred until they have vested under the terms of the award.  If employment of the recipient is terminated prior to the vesting of restricted shares, the Company shall have the right to repurchase such shares or to require forfeiture of them, as provide in the grant.  The Compensation Committee may also issue unrestricted shares of common stock under the Plan.

In the event of the death of a recipient of a stock option, the legal representative of the recipient shall be entitled to exercise the option for a period of 180 days from the date of the recipient’s death.  In the event of the retirement or disability of a recipient, the option shall be exercisable for a period of 90 days from such date.  If a recipient is terminated for cause, the option shall immediately terminate and, in the case of other termination of employment, the recipient shall have 30 days to exercise outstanding options.

Change of Control.

In the event of a change of control of the Company:

1.
Subject to paragraph 3, the holders of stock options or stock awards under the Plan shall be entitled to receive, upon exercise of the award, to receive, in lieu of shares of common stock of the Company, shares of stock, or other securities, cash or property, as the holders of shares of common stock received in connection with the change of control;

2.	The Compensation Committee may accelerate, or waive any conditions or restrictions on, outstanding stock options or restricted stock awards; or

3.
The Compensation Committee may cancel outstanding stock options and restricted stock awards as of the date of the change of control, provided that all holders of options and awards shall have been given notice and the opportunity to exercise the award, if exercisable.

Change of control will mean and include:

1.	Any person becomes a beneficial owner of securities representing 50% of the combined voting power of the Company’s then outstanding securities;

2.
The stockholders approve a merger or consolidation under circumstances in which the stockholders of the Company immediately prior to such merger or consolidation do not own after such merger or consolidation share representing at least 50% of the voting power of the Company or the surviving or resulting corporation; or

3.	The stockholders approve a complete liquidation of the Company or an agreement to sell or otherwise dispose of all or substantially all of its assets.

Future Amendments to the Plan

Our Board of Directors may, in its discretion, terminate or amend the Plan at any time, except that no such termination may affect options previously granted, nor may any amendment make a change in an award previously granted which would adversely affect the rights of an award holder under the Plan.

The foregoing discussion is only a summary of some of the provisions of the Plan and is qualified in its entirety by the specific language of the Plan, a full copy of which is attached as Appendix A to this proxy statement.

Federal Income Tax Information With Respect to the Plan

The following is a summary of the material United States federal income tax consequences of the Plan generally applicable to participants and to the Company. Individual participants should contact their own tax advisors with respect to the federal, state and local tax consequences applicable to them based upon their particular circumstances.

Incentive Stock Options

The grantee of an incentive stock option recognizes no income for federal income tax purposes on the grant thereof. Except as provided below with respect to the alternative minimum tax, there is also no tax upon exercise of an incentive option. If the shares acquired upon exercise of an incentive option are not disposed of by the option holder within two years from the date of the grant of the incentive option or within one year after exercise of the incentive option, any gain realized by the option holder on the subsequent sale of such shares is treated as long-term capital gain for federal income tax purposes. If the shares are sold prior to the expiration of such two-year and one-year periods, which is known as a “disqualifying disposition,” the difference between the lesser of the value of the shares at the date of exercise or at the date of sale and the exercise price of the incentive option is treated as compensation to the option holder taxable as ordinary income and the excess gain, if any, is treated as capital gain (which will be long-term capital gain if the shares are held for more than one year). The excess of the fair market value of the underlying shares over the option price at the time of exercise of an incentive option will constitute an item of tax preference for purposes of the alternative minimum tax. Taxpayers who incur the alternative minimum tax are allowed a credit which may be carried forward indefinitely to be used as a credit against the taxpayer’s regular tax liability in a later year; however, the alternative minimum tax credit cannot reduce the regular tax below the alternative minimum tax for that carryover year.

Non-Statutory Stock Options

The grantee of a non-statutory stock option recognizes no income for federal income tax purposes on the grant thereof. On the exercise of a non-statutory option, the difference between the fair market value of the underlying shares of common stock on the exercise date and the option exercise price is treated as compensation to the holder of the option taxable as ordinary income in the year of exercise, and such fair market value becomes the basis for the underlying shares which will be used in computing any capital gain or loss upon disposition of such shares.

Restricted Stock Awards

The grantee of a restricted stock award recognizes no income for federal income tax purposes on the grant thereof. Furthermore, a grantee of a restricted stock award recognizes no income for federal income tax purposes upon the receipt of common stock pursuant to that award, unless, as described below, he or she otherwise elects. Instead, the grantee will recognize ordinary income in an amount equal to the fair market value of the common stock acquired pursuant to the restricted stock award on the date that it is no longer subject to a substantial risk of forfeiture less the amount, if any, the grantee paid for the stock. Such fair market value becomes the basis for the underlying shares and will be used in computing any capital gain or loss upon the disposition of the shares. The capital gain will be long-term capital gain if the grantee held the common stock acquired pursuant to the restricted stock award for more than one year after the date on which the shares are no longer subject to a substantial risk of forfeiture, and short-term capital gain if the recipient held the common stock acquired pursuant to the restricted stock award for one year or less after the date on which the shares are no longer subject to a substantial risk of forfeiture.

Alternatively, the grantee of a restricted stock award may elect, pursuant to Section 83(b) of the Internal Revenue Code, within 30 days of the acquisition of common stock pursuant to the restricted stock award, to include in gross income as ordinary income for the year in which the common stock is received, the fair market value of the common stock on the date it is received less the amount, if any, the grantee paid for such stock, determined without regard to any restriction other than a restriction which by its terms will never lapse.

Such fair market value will become the basis for the shares and will be used in determining any capital gain or loss upon the disposition of such shares. The proceeds of a disposition of common stock acquired pursuant to a restricted stock award will be taxable as capital gain to the extent that the proceeds exceed the grantee’s basis in such shares. This capital gain will be long-term capital gain if the disposition is more than one year after the date the common stock is received, and short-term capital gain if the disposition is one year or less after the date of receipt. In the event that the common stock acquired pursuant to a restricted stock award is forfeited after the grantee has made an election pursuant to Section 83(b), the grantee will not be entitled to a deduction. Grantees of restricted stock awards who wish to make an election pursuant to Section 83(b) of the Internal Revenue Code are advised to consult their own tax advisors.

Unrestricted Stock Awards

The grantee of an unrestricted stock award will recognize as ordinary income the difference between the fair market value of the common stock granted pursuant to an unrestricted stock award less the amount, if any, the grantee paid for such stock in the taxable year the grantee receives the common stock. The grantee’s basis in any common stock received pursuant to the grant of an unrestricted stock award will be equal to the fair market value of the common stock on the date of receipt of the common stock. Any gain realized by the grantee of an unrestricted stock award upon a subsequent disposition of such common stock will be treated as long-term capital gain if the recipient held the shares for more than one year, and short-term capital gain if the recipient held the shares for one year or less.

Taxation of the Company

Generally, subject to certain limitations, the Company may deduct on its corporate income tax return, in the year in which a Plan participant recognizes ordinary income upon the occurrence of any of the following events, an amount equal to the amount recognized by the grantee as ordinary income upon the occurrence of these events: (i) the exercise of a non-statutory stock option, (ii) a disqualifying disposition of an incentive option, (iii) a lapse of a substantial risk of forfeiture of a restricted stock award or performance share award, (iv) a grantee’s election to include in income the fair market value of common stock received in connection with a restricted stock award or a performance share award, (v) the grant of an unrestricted stock award, and (vi) the exercise or lapse of a stock appreciation right.

The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, nor is the Plan qualified under Section 401(a) of the Internal Revenue Code.

PROPOSAL THREE - SELECTION OF AUDITORS

BLACKMAN KALLICK, L.L.P.

The Audit Committee and Board of Directors has selected and approved Blackman Kallick, L.L.P. as the independent registered public accounting firm to audit our financial statements for 2008, subject to ratification by the stockholders.  It is expected that a representative of the Firm of Blackman Kallick, L.L.P. will be present at the Annual Meeting and will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Effective September 18, 2007, the Company engaged Blackman Kallick, L.L.P. as the Company’s principal accountants to audit the Company’s financial statements for the year ended December 31, 2007.  Blackman Kallick, L.L.P. replaced Weiser, L.L.P. who had previously been engaged for the same purpose, and whose dismissal was effective on September 18, 2007.  The decision to change the Company’s principal accountants was approved by the Company’s Audit Committee and Board of Directors on September 18, 2007.

On the Company’s financial statements for the fiscal years ended December 31, 2006 and December 31, 2007, the reports of Weiser, L.L.P. and Blackman Kallick, L.L.P., respectively, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s last two fiscal years ended December 31, 2007 and December 31, 2008 there were no disagreements with Blackman Kallick L.L.P., respectively, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Blackman Kallick L.L.P. would have caused them to make reference to the subject matter of the disagreements in connection with their reports on the financial statements for such periods.

During the Company’s two fiscal years ended December 31, 2007 and December 31, 2008, Blackman Kallick L.L.P, respectively, has not informed the Company of any reportable events

Fees Billed By Independent Public Accountants

The following table sets forth the amount of fees billed by and Blackman Kallick, L.L.P. for services rendered for the years ended December 31, 2008 and 2007:

Audit Fees(1)	$256,820	$297,130
Other Audit Related Fees(2)	$14,937	$4,771
All Other Fees(3)	$34,697	$53,900
Total Fees	$306,454	$355,801

(1)	Includes the annual financial statement audit and limited quarterly reviews and expenses.

(2)	Includes fees and expenses for other audit related activity provided by Blackman Kallick, L.L.P.

(3)	Primarily represents tax services, which include preparation of tax returns and other tax consulting services.

All audit, tax and other services to be performed by Blackman Kallick, L.L.P. for the Company must be pre-approved by the Audit Committee.  The Audit Committee reviews the description of services and an estimate of the anticipated costs to perform those services. Services not previously approved cannot commence until such approval has been granted.  Pre-approval is granted usually at regularly scheduled meetings.  If unanticipated items arise between meetings of the Audit Committee, the Audit Committee has delegated approval authority to the Chairman of the Audit Committee, in which case the Chairman communicates such pre-approvals to the full Committee at its next meeting.

The Audit Committee of the Board of Directors reviews all relationships with its independent auditors, including the provision of non-audit services, which may relate to the independent registered public accounting firm’s independence.  The Audit Committee of the Board of Directors considered the effect of Blackman Kallick, L.L.P’s tax services in assessing the independence of the independent registered public accounting firm and concluded that the provision of such services by Blackman Kallick, L.L.P was compatible with the maintenance of that firm’s independence in the conduct of its auditing function.

THE BOARD OF DIRECTORS RECOMMENDS SHAREHOLDERS VOTE “FOR” SUCH RATIFICATION

Stockholder Proposals for 2010 Proxy Statement

Proposals by shareholders for inclusion in the Company's Proxy Statement and form of proxy relating to the 2010 Annual Meeting of Stockholders, which is tentatively scheduled to be held on June 4, 2010, should be addressed to the Secretary, CTI Industries Corporation, 22160 North Pepper Road, Lake Barrington, Illinois 60010, and must be received at such address no later than December 31, 2009.  Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the Proxy Statement and proxy in accordance with applicable law.  It is suggested that such proposal be forwarded by certified mail return receipt requested.

Proxy Statement and Annual Report Delivery

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports and proxy statements with respect to two or more shareholders sharing the same address by delivering a single annual report and/or proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household annual reports and proxy materials, delivering a single annual report and/or proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders.

Once you have received notice from your broker or the Company that your broker or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report and/or proxy statement in the future, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares.  If, at any time, you and another shareholder sharing the same address wish to participate in householding and prefer to receive a single copy of the Company’s annual report and/or proxy statement, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares.

You may request to receive at any time a separate copy of our annual report or proxy statement, or notify the Company that you do or do not wish to participate in householding by sending a written request to the Corporate Secretary at 22160 N. Pepper Road, Barrington, Illinois 60010 or by telephoning (847) 382-1000.

Stockholder Communications

The Nominating and Governance Committee of our Board has established the following process for stockholders to communicate with the Board. Stockholders wishing to communicate with our Board should send correspondence to the attention of the Nominating and Corporate Governance Committee, c/o CTI Industries Corporation, 22160 N. Pepper Road, Barrington, Illinois 60010, and should include with the correspondence evidence that the sender of the communication is one of our stockholders. Satisfactory evidence would include, for example, contemporaneous correspondence from a brokerage firm indicating the identity of the stockholder and the number of shares held. The Chairperson of the Nominating and Corporate Governance Committee will review all correspondence confirmed to be from stockholders and decide whether or not to forward the correspondence or a summary of the correspondence to the Board or a committee of the Board. The Chairperson of the Nominating and Corporate Governance Committee will review all stockholder correspondence, but the decision to relay that correspondence to the Board or a committee will rest entirely within his or her discretion.

Other Matters to Be Acted Upon at the Meeting

The management of the Company knows of no other matters to be presented at the meeting.  Should any other matter requiring a vote of the shareholders arise at the meeting, the persons named in the proxy will vote the proxies in accordance with their best judgment.

Dated: April 30, 2009
BY ORDER OF THE
BOARD OF DIRECTORS
/s/ Stephen M. Merrick
Stephen M. Merrick, Secretary

SCHEDULE A

CTI INDUSTRIES CORPORATION

2009 STOCK INCENTIVE PLAN

SECTION 1

General Purpose of the Plan; Definitions

The name of the plan is the CTI Industries Corporation 2009 Stock Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable officers and employees of, and other persons providing services to, CTI Industries Corporation (the “Company”) and its Affiliates to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its shareholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Affiliate” means a parent corporation, if any, and each subsidiary corporation of the Company, as those terms are defined in Section 424 of the Code.

“Award” or “Awards”, except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Statutory Stock Options, Restricted Stock Awards, and Unrestricted Stock Awards. Awards shall be evidenced by a written agreement (which may be in electronic form and may be electronically acknowledged and accepted by the recipient) containing such terms and conditions not inconsistent with the provisions of this Plan as the Committee shall determine.

“Board” means the Board of Directors of the Company.

“Cause” shall mean, with respect to any Award holder, a determination by the Company (including the Board) or any Affiliate that the Holder’s employment or other relationship with the Company or any such Affiliate should be terminated as a result of (i) a material breach by the Award holder of any agreement to which the Award holder and the Company (or any such Affiliate) are parties, (ii) any act (other than retirement) or omission to act by the Award holder that may have a material and adverse effect on the business of the Company, such Affiliate or any other Affiliate or on the Award holder’s ability to perform services for the Company or any such Affiliate, including, without limitation, the proven or admitted commission of any crime (other than an ordinary traffic violation), or (iii) any material misconduct or material neglect of duties by the Award holder in connection with the business or affairs of the Company or any such Affiliate.

“Change of Control” shall have the meaning set forth in Section 13.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Committee” shall have the meaning set forth in Section 2.

“Disability” means disability as set forth in Section 22(e)(3) of the Code.

“Effective Date” means the date on which the Plan is approved by the Board of Directors as set forth in Section 15.

“Eligible Person” shall have the meaning set forth in Section 4.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” on any given date means the closing price per share of the Stock on such date as reported by such registered national securities exchange on which the Stock is listed, or, if the Stock is not listed on such an exchange, as quoted on NASDAQ; provided, that, if there is no trading on such date, Fair Market Value shall be deemed to be the closing price per share on the last preceding date on which the Stock was traded. If the Stock is not listed on any registered national securities exchange or quoted on NASDAQ, the Fair Market Value of the Stock shall be determined in good faith by the Committee.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Independent Director” means any director who meets the independence requirement of NASDAQ Marketplace Rule 4200(a)(15).

“Non-Employee Director” means any director who: (i) is not currently an officer of the Company or an Affiliate, or otherwise currently employed by the Company or an Affiliate, (ii) does not receive compensation, either directly or indirectly, from the Company or an Affiliate, for services rendered as a consultant or in any capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Rule 404(a) of Regulation S-K promulgated by the SEC, (iii) does not possess an interest in any other transaction for which disclosure would be required pursuant to Rule 404(a) of Regulation S-K, and (iv) is not engaged in a business relationship for which disclosure would be required pursuant to Rule 404(b) of Regulation S-K.

“Non-Statutory Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Normal Retirement” means retirement in good standing from active employment with the Company and its Affiliates in accordance with the retirement policies of the Company and its Affiliates then in effect.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Outside Director” means any director who (i) is not an employee of the Company or of any “affiliated group,” as such term is defined in Section 1504(a) of the Code, which includes the Company (an “Affiliated Group Member”), (ii) is not a former employee of the Company or any Affiliated Group Member who is receiving compensation for prior services (other than benefits under a tax-qualified retirement plan) during the Company’s or any Affiliated Group Member’s taxable year, (iii) has not been an officer of the Company or any Affiliated Group Member and (iv) does not receive remuneration from the Company or any Affiliated Group Member, either directly or indirectly, in any capacity other than as a director. “Outside Director” shall be determined in accordance with Section 162(m) of the Code and the Treasury regulations issued thereunder.

“Restricted Stock Award” means an Award granted pursuant to Section 6.

“SEC” means the Securities and Exchange Commission or any successor authority.

“Stock” means the common stock, no par value per share, of the Company.

“Unrestricted Stock Award” means Awards granted pursuant to Section 7.

SECTION 2

Administration of Plan; Committee Authority to
Select Participants and Determine Awards

(a) Committee.  The Plan shall be administered by the Compensation Committee of the Board (the “Committee”) consisting of not less than two (2) persons each of whom qualifies as an Independent Director, an Outside Director or a Non-Employee Director, but the authority and validity of any act taken or not taken by the Committee shall not be affected if any person administering the Plan is not an Independent Director, an Outside Director or a Non-Employee Director. Except as specifically reserved to the Board under the terms of the Plan, the Committee shall have full and final authority to operate, manage and administer the Plan on behalf of the Company.

(b) Powers of Committee.  The Committee shall have the power and authority to grant and modify Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the persons to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Statutory Stock Options, Restricted Stock, and Unrestricted Stock, or any combination of the foregoing, granted to any one or more participants;

(iii) to determine the number of shares to be covered by any Award;

(iv) to determine and modify the terms and conditions, including restrictions not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards; provided, however, that no such action shall adversely affect rights under any outstanding Award without the participant’s consent;

(v) to accelerate the exercisability or vesting of all or any portion of any Award;

(vi) to extend the period in which any outstanding Stock Option may be exercised; and

(vii) to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

(c) Minutes.  The Compensation Committee shall keep minutes of all meetings at which Awards are made specifying the type of Award, number of shares, date and terms.  Copies of such minutes shall be maintained with the minutes of the Board of Directors.

All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Plan participants. No member or former member of the Committee or the Board shall be liable for any action or determination made in good faith with respect to this Plan.

SECTION 3

Shares Issuable under the Plan; Mergers; Substitution

(a) Shares Issuable.  The maximum number of shares of Stock which may be issued in respect of Awards granted under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in this Section 3, shall be 250,000 shares. For purposes of this limitation, the shares of Stock underlying any Awards which are forfeited, cancelled, reacquired by the Company or otherwise terminated (other than by exercise) shares that are tendered in payment of the exercise price of any Award and shares that are tendered or withheld for tax withholding obligations shall be added back to the shares of Stock with respect to which Awards may be granted under the Plan. Shares issued under the Plan may be authorized but unissued shares or shares reacquired by the Company.

 (b) Stock Dividends, Mergers, etc.  In the event that, after approval of the Plan by the stockholders of the Company in accordance with Section 15, the Company effects a stock dividend, stock split or similar change in capitalization affecting the Stock, the Committee shall make appropriate adjustments in (i) the number and kind of shares of stock or securities with respect to which Awards may thereafter be granted (including without limitation the limitations set forth in Sections 3(a) and (b) above), (ii) the number and kind of shares remaining subject to outstanding Awards, and (iii) the option or purchase price in respect of such shares. In the event of any merger, consolidation, dissolution or liquidation of the Company, the Committee in its sole discretion may, as to any outstanding Awards, make such substitution or adjustment in the aggregate number of shares reserved for issuance under the Plan and in the number and purchase price (if any) of shares subject to such Awards as it may determine and as may be permitted by the terms of such transaction, or accelerate, amend or terminate such Awards upon such terms and conditions as it shall provide (which, in the case of the termination of the vested portion of any Award, shall require payment or other consideration which the Committee deems equitable in the circumstances), subject, however, to the provisions of Section 13.

(c) Substitute Awards.  The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who concurrently become employees of the Company or an Affiliate as the result of a merger or consolidation of the employing corporation with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

SECTION 4

Eligibility

Awards may be granted to officers, directors and employees of, and consultants and advisers to, the Company or its Affiliates (“Eligible Persons”).

SECTION 5

Stock Options

The Committee may grant to Eligible Persons options to purchase stock.

Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options (subject to compliance with applicable law) or Non-Statutory Stock Options. Unless otherwise so designated, an Option shall be a Non-Statutory Stock Option. To the extent that any option does not qualify as an Incentive Stock Option, it shall constitute a Non-Statutory Stock Option.

No Incentive Stock Option shall be granted under the Plan after the tenth anniversary of the date of adoption of the Plan by the Board.

The Committee may also grant additional Non-Statutory Stock Options to purchase a number of shares to be determined by the Committee in recognition of services provided by a Non-Employee Director in his or her capacity as a director, provided that such grants are in compliance with the requirements of Rule 16b-3, as promulgated under the Securities Exchange Act of 1934, as amended from time to time (“Rule 16b-3”).

The Committee in its discretion may determine the effective date of Stock Options, provided, however, that grants of Incentive Stock Options shall be made only to persons who are, on the effective date of the grant, officers or employees of the Company or an Affiliate. Stock Options granted pursuant to this Section 5 shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

(a) Exercise Price.  The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Committee at the time of grant but shall be not less than one hundred percent (100%) of Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the option price shall be not less than one hundred ten percent (110%) of Fair Market Value on the date of grant.

(b) Option Term.  The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten (10) years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five (5) years from the date of grant.

(c) Exercisability; Rights of a Shareholder.  Stock Options shall become vested and exercisable at such time or times, whether or not in installments, as shall be determined by the Committee. The Committee, in its discretion, may accelerate the exercisability of all or any portion of any Stock Option only in circumstances involving (i) a Change of Control of the Company, (ii) undue hardship, including, but not limited to, death or disability of the option holder, and (iii) a severance arrangement with a departing option holder. An optionee shall have the rights of a shareholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(d) Method of Exercise.  Stock Options may be exercised in whole or in part, by delivering written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by delivery of cash or bank check or other instrument acceptable to the Committee in an amount equal to the exercise price of such Options, or, to the extent provided in the applicable Option Agreement, by one or more of the following methods:

(i) by delivery to the Company of shares of Common Stock of the Company that either have been purchased by the optionee on the open market, or have been beneficially owned by the optionee for a period of at least six months and are not then subject to restriction under any Company plan (“mature shares”); such surrendered shares shall have a fair market value equal in amount to the exercise price of the Options being exercised; or

(ii) a personal recourse note issued by the optionee to the Company in a principal amount equal to such aggregate exercise price and with such other terms, including interest rate and maturity, as the Company may determine in its discretion; provided, however, that the interest rate borne by such note shall not be less than the lowest applicable federal rate, as defined in Section 1274(d) of the Code; or

(iii) if the class of Common Stock is registered under the Securities Exchange Act of 1934 at such time, by delivery to the Company of a properly executed exercise notice along with irrevocable instructions to a broker to deliver promptly to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event that the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure (including, in the case of an optionee who is an executive officer of the Company, such procedures and agreements as the Committee deems appropriate in order to avoid any extension of credit in the form of a personal loan to such officer). The Company need not act upon such exercise notice until the Company receives full payment of the exercise price; or

(iv) by reducing the number of Option shares otherwise issuable to the optionee upon exercise of the Option by a number of shares of Common Stock having a fair market value equal to such aggregate exercise price; provided, however, that the optionee otherwise holds an equal number of mature shares; or

(v) by any combination of such methods of payment.

The delivery of certificates representing shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the Optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or imposed by applicable law.

(e) Non-transferability of Options.  Except as the Committee may provide with respect to a Non-Statutory Stock Option, no Stock Option shall be transferable other than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee.

(f) Annual Limit on Incentive Stock Options.  To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its Affiliates become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

(g) Lockup Agreement.  Each Option shall provide that the optionee shall agree for a period of time (not to exceed 180 days) from the effective date of any registration of securities of the Company (upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities) not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of, any shares issued pursuant to the exercise of such Option, without the prior written consent of the Company or such underwriters, as the case may be.

SECTION 6

Restricted Stock Awards

(a) Nature of Restricted Stock Award.  The Committee in its discretion may grant Restricted Stock Awards to any Eligible Person, entitling the recipient to acquire, for such purchase price, if any, as may be determined by the Committee, shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant (“Restricted Stock”), including continued employment and/or achievement of pre-established performance goals and objectives.

(b) Acceptance of Award.  A participant who is granted a Restricted Stock Award shall have no rights with respect to such Award unless the participant shall have accepted the Award within sixty (60) days (or such shorter date as the Committee may specify) following the award date by making payment to the Company of the specified purchase price, if any, of the shares covered by the Award and by executing and delivering to the Company a written instrument that sets forth the terms and conditions applicable to the Restricted Stock in such form as the Committee shall determine.

(c) Rights as a Shareholder.  Upon complying with Section 6(b) above, a participant shall have all the rights of a shareholder with respect to the Restricted Stock, including voting and dividend rights, subject to non-transferability restrictions and Company repurchase or forfeiture rights described in this Section 6 and subject to such other conditions contained in the written instrument evidencing the Restricted Award. Unless the Committee shall otherwise determine, certificates evidencing shares of Restricted Stock shall remain in the possession of the Company until such shares are vested as provided in Section 6(e) below.

(d) Restrictions.  Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein. In the event of termination of employment by the Company and its Affiliates for any reason (including death, Disability, Normal Retirement and for Cause), the Company shall have the right, at the discretion of the Committee, to repurchase shares of Restricted Stock which have not then vested at their purchase price, or to require forfeiture of such shares to the Company if acquired at no cost, from the participant or the participant’s legal representative. The Company must exercise such right of repurchase or forfeiture within ninety (90) days following such termination of employment (unless otherwise specified in the written instrument evidencing the Restricted Stock Award).

(e) Vesting of Restricted Stock.  The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” Subject to Section 11, the Committee, in its discretion, may accelerate the exercisability of all or any portion of any Restricted Stock Award only in circumstances involving (i) a Change of Control of the Company, (ii) undue hardship, including, but not limited to, death or disability of the Restricted Stock Award holder, and (iii) a severance arrangement with a departing Restricted Stock Award holder.

(f) Waiver, Deferral and Reinvestment of Dividends.  The written instrument evidencing the Restricted Stock Award may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

SECTION 7

Unrestricted Stock Awards

(a) Grant or Sale of Unrestricted Stock.  The Committee in its discretion may grant or sell to any Eligible Person shares of Stock free of any restrictions under the Plan (“Unrestricted Stock”) at a purchase price determined by the Committee. Shares of Unrestricted Stock may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration.

(b) Restrictions on Transfers.  The right to receive unrestricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

SECTION 8

Termination of Stock Options

(a) Incentive Stock Options:

(i) Termination by Death.  If any participant’s employment by the Company and its Affiliates terminates by reason of death, any Incentive Stock Option owned by such participant may thereafter be exercised to the extent exercisable at the date of death, by the legal representative or legatee of the participant, for a period of one hundred eighty (180) days (or such longer period as the Committee shall specify at any time) from the date of death, or until the expiration of the stated term of the Incentive Stock Option, if earlier.

(ii) Termination by Reason of Disability or Normal Retirement.

(A) Any Incentive Stock Option held by a participant whose employment by the Company and its Affiliates has terminated by reason of Disability may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of ninety (90) days (or such longer period as the Committee shall specify at any time) from the date of such termination of employment, or until the expiration of the stated term of the Option, if earlier.

(B) Any Incentive Stock Option held by a participant whose employment by the Company and its Affiliates has terminated by reason of Normal Retirement may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of ninety (90) days (or such longer period as the Committee shall specify at any time) from the date of such termination of employment, or until the expiration of the stated term of the Option, if earlier.

(C) The Committee shall have sole authority and discretion to determine whether a participant’s employment has been terminated by reason of Disability or Normal Retirement.

(iii) Termination for Cause.  If any participant’s employment by the Company and its Affiliates has been terminated for Cause, any Incentive Stock Option held by such participant shall immediately terminate and be of no further force and effect; provided, however, that the Committee may, in its sole discretion, provide that such Option can be exercised for a period of up to thirty (30) days from the date of termination of employment or until the expiration of the stated term of the Option, if earlier.

(iv) Other Termination.  Unless otherwise determined by the Committee, if a participant’s employment by the Company and its Affiliates terminates for any reason other than death, Disability, Normal Retirement or for Cause, any Incentive Stock Option held by such participant may thereafter be exercised, to the extent it was exercisable on the date of termination of employment, for thirty (30) days (or such other period as the Committee shall specify) from the date of termination of employment or until the expiration of the stated term of the Option, if earlier.

(b) Non-Statutory Stock Options.  Any Non-Statutory Stock Option granted under the Plan shall contain such terms and conditions with respect to its termination as the Committee, in its discretion, may from time to time determine.

SECTION 9

Tax Withholding

(a) Payment by Participant.  Each participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of any Federal, state, local and/or payroll taxes of any kind required by law to be withheld with respect to such income. The Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

(b) Payment in Shares.  A Participant may elect, with the consent of the Committee, to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to an Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the minimum withholding amount due with respect to such Award, or (ii) delivering to the Company a number of mature shares of Stock with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the minimum withholding amount due.

(c) Notice of Disqualifying Disposition.  Each holder of an Incentive Option shall agree to notify the Company in writing immediately after making a disqualifying disposition (as defined in Section 421(b) of the Code) of any Stock purchased upon exercise of an Incentive Stock Option.

SECTION 10

Transfer and Leave of Absence

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a) a transfer to the employment of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another;

(b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

SECTION 11

Amendments and Termination

The Board may at any time amend or discontinue the Plan and the Committee may at any time amend or cancel any outstanding Award (or provide substitute Awards at the same or reduced exercise or purchase price or with no exercise or purchase price, but such price, if any, must satisfy the requirements which would apply to the substitute or amended Award if it were then initially granted under this Plan) for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent.

This Plan shall terminate as of the tenth anniversary of its effective date. The Board may terminate this Plan at any earlier time for any reason. No Award may be granted after the Plan has been terminated. No Award granted while this Plan is in effect shall be altered or impaired by termination of this Plan, except upon the consent of the holder of such Award. The power of the Committee to construe and interpret this Plan and the Awards granted prior to the termination of this Plan shall continue after such termination.

SECTION 12

Status of Plan

With respect to the portion of any Award which has not been exercised and any payments in cash, Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the provision of the foregoing sentence.

SECTION 13

Change of Control Provisions

(a) Upon the occurrence of a Change of Control as defined in this Section 13:

(i) subject to the provisions of clause (iii) below, after the effective date of such Change of Control, each holder of an outstanding Stock Option, or Restricted Stock Award shall be entitled, upon exercise of such Award, to receive, in lieu of shares of Stock (or consideration based upon the Fair Market Value of Stock), shares of such stock or other securities, cash or property (or consideration based upon shares of such stock or other securities, cash or property) as the holders of shares of Stock received in connection with the Change of Control;

(ii) the Committee may accelerate, fully or in part, the time for exercise of, and waive any or all conditions and restrictions on, each unexercised and unexpired Stock Option, and Restricted Stock Award, effective upon a date prior or subsequent to the effective date of such Change of Control, as specified by the Committee; or

(iii) each outstanding Stock Option and Restricted Stock Award, may be cancelled by the Committee as of the effective date of any such Change of Control provided that (x) prior written notice of such cancellation shall be given to each holder of such an Award and (y) each holder of such an Award shall have the right to exercise such Award to the extent that the same is then exercisable or, in full, if the Committee shall have accelerated the time for exercise of all such unexercised and unexpired Awards, during the thirty (30) day period preceding the effective date of such Change of Control.

(b) “Change of Control” shall mean the occurrence of any one of the following events:

(i) any “person” (as such term is used in Sections 11(d) and 12(d)(2) of the Exchange Act) becomes, after the Effective Date of this Plan, a “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities; or

(ii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation or other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(iii) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

SECTION 14

General Provisions

(a) No Distribution; Compliance with Legal Requirements.  The Committee may require each person acquiring shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

No shares of Stock shall be issued pursuant to an Award until all applicable securities laws and other legal and stock exchange requirements have been satisfied. The Committee may require the placing of such stop orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

(b) Delivery of Stock Certificates.  Delivery of stock certificates to participants under this Plan shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have delivered such certificates in the United States mail, addressed to the participant, at the participant’s last known address on file with the Company.

(c) Other Compensation Arrangements; No Employment Rights.  Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan or any Award under the Plan does not confer upon any employee any right to continued employment with the Company or any Affiliate.

SECTION 15

Effective Date of Plan

This Plan shall become effective upon its adoption by the Company’s Board of Directors. If the Plan shall not be approved by the shareholders of the Company within twelve months following its adoption, this Plan shall terminate and be of no further force or effect.

SECTION 16

Governing Law

This Plan shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Illinois without regard to its principles of conflicts of laws.

Approved by the Board of Directors: April 10, 2009

Approved by the Shareholders: